                                                            EXHIBIT 99.1.A(5)(a)

                                                               NEW ENGLAND LIFE
                                                              INSURANCE COMPANY

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VARIABLE LIFE POLICY
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  Insured
  JOHN ALDEN

  Policy Number
  Specimen

  Plan
  Variable Ordinary Life


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NEW ENGLAND LIFE INSURANCE COMPANY AGREES TO PAY THE DEATH BENEFIT OF THIS
POLICY TO THE BENEFICIARY ON RECEIPT OF PROOF OF THE DEATH OF THE INSURED; AND TO PROVIDE THE OTHER RIGHTS AND BENEFITS OF THE POLICY.

THESE AGREEMENTS ARE SUBJECT TO ALL THE PROVISIONS OF THE POLICY.

Signed on the Date of Issue for the Company at its Home Office, 501 Boylston Street Boston, MA 02117

ABC

D

President

ABCDEF

GHIJKL

Secretary

VARIABLE LIFE POLICY

  . The Death Benefit is payable at the death of the Insured.

  . Premiums are payable to the Company for a specified period.

  . Unscheduled Payments can be made.

  . The Policy does not participate in dividends.

PLEASE READ YOUR POLICY CAREFULLY.

THIS POLICY IS A LEGAL CONTRACT BETWEEN YOU AND THE COMPANY.

THE DEATH BENEFIT ON THE POLICY DATE WILL
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NEV-12

                                                    NEW ENGLAND LIFE
                                                    INSURANCE COMPANY
--------------------------------------------------------------------------------

BE EQUAL TO THE FACE AMOUNT SHOWN IN SECTION 1. THEREAFTER, THE DEATH BENEFIT CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE AND ON FIXED ACCOUNT INTEREST; BUT IT WILL NOT BE LESS THAN THE FACE AMOUNT. SEE SECTION 13.

THE CASH VALUE OF THIS POLICY CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE AND ON FIXED ACCOUNT INTEREST. SEE SECTION 12.

RIGHT TO RETURN THE POLICY

When this Policy is issued, you should examine it. You can return the Policy to the Company or its Agent for any reason within 10 days after you receive it from the Company. If you return the Policy: an amount equal to any premium paid plus any Unscheduled Payment made will be refunded to you; and the Policy will be cancelled from the start.
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

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POLICY PROVISIONS

Section
1        Policy Schedule
2        Tabular Values
3        Surrender Charges
4        Accounts Available
5        Contract
6        Premiums
7        Unscheduled Payments
8        The Variable Account
9        The Fixed Account
10       Nonpayment of Premiums
11       Reinstatement After Lapse
12       Cash Value of the Policy
13       Death Benefit
14       Policy Loans
15       Exchange of Policy
16       Policy Changes
17       Owner and Beneficiary
18       Payment of Benefits
19       Payment Options
20       Life Income Tables
         Riders, if any
         Copy of the Application
         Amendments and Endorsements


ALPHABETICAL GUIDE

Section
    1,5  Age of Insured
     17  Assignments
      6  Automatic Premium Payment
     17  Beneficiary
     18  Benefits, Payment of
      5  Claims of Creditors
      5  Contestable
      5  Contract
     12  Cost of Insurance
    1,5  Date of Issue
    1,5  Date, Policy
     13  Death Benefit
     15  Exchange of Policy
      1  Face Amount
      9  Fixed Account
     10  Fixed Extended Term Insurance
     10  Fixed Paid-Up Insurance
      6  Grace Period
     12  Investment Return
     10  Lapse Options
  19,20  Life Income Options
     20  Life Income Tables
      1  Loan Interest Rate
     14  Loans, Policy
     12  Net Cash Value
     10  Nonpayment of Premiums
     12  Monthly Deduction
     17  Owner
     16  Partial Surrender
     16  Partial Withdrawal
     19  Payment Options
      5  Periodic Reports
     16  Policy Changes
     14  Policy Loan Balance
      5  Postponement of Payments
      6  Premiums
     11  Reinstatement
      1  Schedule, Policy


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


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

   8  Sub-Accounts
   5  Suicide
   3  Surrender Charge
3,12  Surrender of the Policy
   2  Tabular Value
   7  Unscheduled Payments
   8  Variable Account
  10  Variable Paid-Up Insurance



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

                                               NEW ENGLAND
                                               LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
1. Policy Schedule                          Owner and Beneficiary
                                            As named in the Application or as
                                            later changed. See the Owner and
                                            Beneficiary Section of the Policy.
--------------------------------------------------------------------------------
POLICY NUMBER                 AGE            SEX
Specimen                      35             Male

POLICY DATE                   DATE OF ISSUE                 POLICY CLASS
July 15, 1997                 July 15, 1997                 Smoker Standard

POLICY LOAN INTEREST          BASIS OF VALUES INTEREST      DEATH BENEFIT
RATE                          RATE                          OPTION
6%                            4.5%                          1


--------------------------------------------------------------------------------
SCHEDULE OF BENEFITS

--------------------------------------------------------------------------------
Variable Ordinary Life (LIFE) $50,000

--------------------------------------------------------------------------------
SCHEDULE OF ANNUAL PREMIUMS

--------------------------------------------------------------------------------
POLICY YEARS       LIFE
 1 thru 65        $745.50

--------------------------------------------------------------------------------
TOTAL PREMIUM ON POLICY DATE  ANNUAL   SEMI-ANNUAL   QUARTERLY
                              $745.40   $383.93      $195.69
--------------------------------------------------------------------------------
TABLE OF NET ANNUAL PREMIUMS (AMOUNT INVESTED; BASED ON MAXIMUM PREMIUM CHARGES)

--------------------------------------------------------------------------------
Beginning of               Net Premium
Policy Year                $628.36
1 Thru 65

--------------------------------------------------------------------------------

  /s/ David D. Jordan
  Secretary

                                                NEW ENGLAND
                                                LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Annual Administrative Charge (Reflected in Net Annual Premium) $55.00

Each Net Unscheduled Payment will be equal to the Unscheduled Payment less 9%.

Sex-distinct Issue
--------------------------------------------------------------------------------

/s/ David D. Jordan

Secretary

                                                NEW ENGLAND
                                                LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

2.TABULAR VALUES

--------------------------------------------------------------------------------
    POLICY NUMBER
    Specimen

--------------------------------------------------------------------------------
Tabular Values are used to determine: the Death Benefit and the partial withdrawal available for Death Benefit Option 2; and whether the Special Premium Option can apply.

The amounts shown in this table assume that: an annual premium has been paid on the first day of each policy year; no Unscheduled Payment has been made; no partial surrender has been made; no partial withdrawal has been made; the Face Amount has not been reduced; no Policy Loan has been made; the cost of insurance rates are equal to the maximum guaranteed rates; the maximum Monthly Deduction is deducted from the Cash Value in every month; the actual net premiums credited are equal to the net annual premiums shown in Section 1; and the Actual Investment Return is equal to the Base Investment Return. The actual Tabular Values at any time will reflect the frequency of premium payment then in effect.


     END OF                                END OF
   POLICY YEAR       TABULAR VALUE       POLICY YEAR        TABULAR VALUE
        1              $  468.50                16           $ 8,449.00
        2                 950.00                17             8,992.00
        3               1,443.50                18             9,524.50
        4               1,948.00                19            10,040.50
        5               2,462.50                20            10,535.50


        6               2,985.50         25 Age 60            12,556.00
        7               3,515.00         30 Age 65            13,204.50
        8               4,051.50         35 Age 70            10,595.50
        9               4,593.00
       10               5,139.00


       11               5,687.50
       12               6,239.00
       13               6,792.00
       14               7,346.50
       15               7,899.00


--------------------------------------------------------------------------------
/s/ David D. Jordan

Secretary

                                                NEW ENGLAND
                                                LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
3.  SURRENDER CHARGE

--------------------------------------------------------------------------------
    POLICY NUMBER
    Specimen

--------------------------------------------------------------------------------
A Surrender Charge will be deducted from partial surrender, full surrender, decrease in Face Amount and lapse transactions during the first 11 policy years. The Maximum Surrender Charges for years 1 through 4 are shown below. The Maximum Surrender Charge for the first policy month of each of years 5 through 11 are shown below; the Maximum Surrender Charge for other months will reflect the number of completed policy months in the year of surrender, lapse or decrease in Face Amount. If you paid premiums at an annual, semi-annual or quarterly frequency, the actual Surrender Charge may be less than the Maximums shown.


          YEAR OF
         SURRENDER,                      MAXIMUM
        DECREASE OR                     SURRENDER
           LAPSE                          CHARGE
             1                            $2,350
             2                             2,200
             3                             2,100
             4                             1,950
             5                             1,850
             6                             1,750
             7                             1,650
             8                             1,550
             9                             1,450
             10                            1,350
             11                            1,250



--------------------------------------------------------------------------------

/s/ David D. Jordan

Secretary

                                                        NEW ENGLAND
                                                        LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
4.  SUB-ACCOUNTS AVAILABLE ON 5/1/97

--------------------------------------------------------------------------------
    POLICY NUMBER
    Specimen

--------------------------------------------------------------------------------
  . Variable Sub-accounts
      Capital Growth
      Back Bay Advisors Money Market
      Back Bay Advisors Bond Income
      Back Bay Advisors Managed
      Westpeak Stock Index
      Westpeak Growth and Income
      Loomis Sayles Avanti Growth
      Loomis Sayles Balanced
      Loomis Sayles Small Cap
      Draycott International Equity
      Davis Venture Value
      Alger Equity Growth
      Fidelity VIP: Equity-Income Portfolio
      Fidelity VIP: Overseas Portfolio
      Fidelity VIP: High Income Portfolio
      Fidelity VIP II: Asset Manager Portfolio

  . Fixed Account

--------------------------------------------------------------------------------
/s/ David D. Jordan

Secretary

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5. CONTRACT

THE CONTRACT

This Policy is a legal contract between the Owner of the Policy (called "you") and New England Life Insurance Company, a Massachusetts corporation, (called "the Company"). The Policy, which includes the attached Application, is the entire contract between you and the Company. All riders are listed in Section 1. A change in or waiver of the provisions of the Policy must be signed by the President or the Secretary of the Company to be valid.

PAYMENTS UNDER THE CONTRACT

All contract amounts are in dollars of the United States of America. Payments by the Company under the contract will be made at the Home Office of the Company. The obligations of the Company are subject to all payments made and actions taken by the Company under the Policy before receipt by the Company at its Home Office of proof of death of the Insured.

DATES

Policy years, months and anniversaries are all measured from the Policy Date. The contestable and suicide periods start on the Date of Issue. The Policy Date and the Date of Issue are both shown in Section 1.

NOT CONTESTABLE AFTER TWO YEARS

Insurance is issued by the Company in reliance on the statements made in the Application for the insurance. Those statements are representations; they are not warranties. No statement can be used to contest or rescind insurance or to defend against a claim unless contained in the Application for the insurance. The insurance issued under this Policy will not be contestable after it has been in force during the life of the Insured:

  . With respect to the amount of Death Benefit which results from other than Unscheduled Payments, for two years from the Date of Issue; and

  . With respect to any Death Benefit which results from an Unscheduled Payment for which proof is required that the Insured is insurable, for two years from the date that Unscheduled Payment is received.

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

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SUICIDE WITHIN TWO YEARS

If the Insured dies by suicide while sane or insane within two years from the Date of Issue, the Death Benefit will be limited to: the amount of the premiums paid; plus the amount of any Unscheduled Payments; less the amount of each partial surrender; less the amount of each partial withdrawal; less any Policy Loan Balance on the date of death.

AGE OF INSURED

The age of the Insured on the Policy Date and on policy anniversaries means the age at the nearest birthday of the Insured. Between anniversaries, age means age on the last anniversary plus elapsed time.

If the age or sex of the Insured has not been correctly stated in the application the values and benefits will be the amounts which the premiums and Unscheduled Payments paid would have purchased for the correct age and sex.

CLAIMS OF CREDITORS

The Policy and payments under it will be exempt from the claims of creditors to the extent allowed by law.

BASIS OF VALUES

"1980 CSO" means Commissioners 1980 Standard Ordinary; it is used to describe mortality tables. The A Tables are used for unisex issues and are weighted 100 per cent male. The Policy Class and issue basis are shown in Section 1. Unisex issues provide the same rates, benefits and values for males and females.

If the Policy is in a Nonsmoker Class, the table is the 1980 CSO Nonsmoker
Table.

If the Policy is in a Smoker Class, the table is the 1980 CSO Smoker Table.

If the age of the Insured on the Policy Date is less than 20, the table is the 1980 CSO Table.

Reserves and Cash Values are not less than those based on the mortality table for this Policy. Reserves are not less than reserves computed by the Commissioners Reserve Valuation Method. Net single premiums, Fixed and Variable Paid-Up Insurance and Fixed Extended Term Insurance are based on the mortality table for this Policy. Curtate monthly functions are used. Interest is compounded monthly at the annual effective rate shown in Section 1. (See the Basis of Values Interest Rate.) A detailed statement of the method of computing values and net single premiums has been filed, where required, with the Insurance Department of the state in which the Policy is delivered. All values are equal to or are in excess of the minimum values required by, and all comply with, the law of that state.

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

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PERIODIC REPORTS

The Company will send you all reports required by law and regulation. Such reports will be sent once each year or more often if required by law or regulation. The annual report will include, as of the date for which the report is made: the Death Benefit; the Cash Value; any Policy Loan Balance; and any other required information. No annual reports will be sent while the Policy is in force under the Fixed Paid-Up Insurance Option or the Fixed Extended Term Insurance Option.

POSTPONEMENT OF VARIABLE BENEFITS

The Company can postpone the determination of and the payment or transfer of amounts based on separate investment account performance if:

  . The New York Stock Exchange is closed for trading (except for normal weekend and holiday closing) or when trading is restricted; or

  . The Securities and Exchange Commission determines that a state of emergency exists which may make payment or transfer impractical; or

  . The Securities and Exchange Commission orders the New England Zenith Fund or its successor or any other investment company in which the Variable Account is invested to postpone payment or transfer of variable benefits.

POSTPONEMENT OF LOANS AND SURRENDER UNDER FIXED LAPSE OPTIONS

If the Policy is in force under the Fixed Paid-Up or Fixed Extended Term Insurance Option, the Company can postpone payment of the Net Cash Value for not more than six months after surrender. If payment is postponed for more than 30 days it will be credited with interest from the date of surrender. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year.

If the Policy is in force under the Fixed Paid-Up Insurance Option, the Company can postpone the making of any Policy Loan for not more than six months from the day you apply, except Loans to pay premiums on policies issued by the Company.

NEV-12

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POSTPONEMENT OF SURRENDERS, TRANSFERS AND LOANS FROM THE FIXED ACCOUNT

The Company can postpone the payment of the portion of the Policy's Net Cash Value which is in the Fixed Account for not more than six months after surrender. If payment is postponed for more than 30 days, it will be credited with interest from the date of surrender. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year.

The Company can postpone transfers from the Fixed Account for not more than six months from the date of the request. The effective date of the transfer is the date on which values are transferred from the Fixed Account.

The Company can postpone the making of any Policy Loan from the Fixed Account for not more than six months from the day you apply, except Loans to pay premiums on policies issued by the Company.

6. PREMIUMS

PAYMENT

Premiums are scheduled payments to the Company for the Policy. Payments can be made at the Home Office of the Company or at any Agency of the Company. A receipt for payment signed by the Secretary of the Company will be given on request. The Policy will not be in force until the first premium is paid. The Company will send you a Confirmation of the first premium.

AMOUNT AND FREQUENCY

Annual premiums for the Policy and for any riders are shown in Section 1. Payments can be annual, semi-annual or quarterly or can be at any other frequency agreed to by the Company. Payment is due in advance on the first day of each payment period, starting on the Policy Date. Future Cash Values and Death Benefits can be permanently affected:

  . By payment of premiums at a frequency other than annual; and

  . By changing the frequency of payment of premiums.

No premium will be due or payable for any period after the death of the Insured.

The Company will send you a bill 25 days before the premium due date if you pay premiums at an annual, semi-annual or quarterly frequency. The bill will show: the premium due; any policy loan interest due; and any planned Unscheduled Payment, if the premium due date is a policy anniversary. If you submit the bill with a payment, the premium due will be paid, if the payment is large enough. The amount of the payment which is in excess of the premium due will be used to pay any policy loan interest due. Any remaining amount will be an Unscheduled Payment. (See Section 7.) If you submit a payment without a bill, the payment will be

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

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deemed to be the premium due if: the payment is received in the period between
25 days prior to the premium due date and 31 days after the premium due date; and the payment is large enough to pay the premium due. The amount of the payment which is in excess of the premium due will be used to pay any policy loan interest due; any remainder will be an Unscheduled Payment. Any payment received that is less than the premium due will be deemed an Unscheduled Payment. (See Section 7.)

NEV-12

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If you pay premiums at any other frequency, each payment will be credited as agreed to by you and the Company.

GRACE PERIOD

There is a grace period of 31 days in which to pay a premium, without interest, after its due date. The insurance will be in force during the grace period. There is no grace period for the first premium.

SPECIAL PREMIUM OPTION

If you choose this Option in writing it will take effect after the first policy year. When this Option is in effect, each time a premium has not been paid by the end of its grace period, the Company will determine if the Option will apply. This Option will apply if the following conditions are met:

  . On the due date of the premium in default, the Cash Value less the Tabular
    Value is equal to or greater than the total of the Policy and rider premiums in default; and

  . Use of the Option will not result in the Policy Loan Balance exceeding the Loan Value of the Policy.

If the Option is applied, the Company will not require payment of the policy premium less any substandard premium. The Company will deduct from the Cash Value 91% of each of the following:

  . Any substandard premium, if the Policy is in other than a Standard Policy
    Class;

  . Any rider premium in default; and

  . The administrative charge for the policy premium.

If the premiums are being paid at a frequency other than annual, the amount of the payment not required and the deduction will reflect the frequency of premium payment.

The amount will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account. If this Option is applied, the Policy will not lapse for nonpayment of the premium.

If you have chosen both this Option and the Option for Automatic Premium Payment by Policy Loans, the Company first will determine if this Option will apply. If this Option cannot be applied, the Company will determine if the Option for Automatic Premium Payment by Policy Loans will apply.

You can choose in writing to use or to cancel the Special Premium Option.

Use of this Option can have a permanent effect on Cash Values and Death
Benefits.

OPTION FOR AUTOMATIC PREMIUM PAYMENT BY POLICY LOANS

If this Option has been chosen in writing and a premium is not paid by the end of its grace period, a premium will be paid using any available Loan Value of the Policy as long as the Special Premium Option is not applied. (See Section 14.) If the unpaid premium is an annual or a semi-annual premium, it will be paid in full, if possible. Otherwise, a premium will be paid to the next quarterly due date, if possible. If the amount available is not enough to pay a premium to the next quarterly due date, no premium will be paid. Loan interest will be charged on automatic Policy Loans from the due date of the premium. You can choose in writing to use or to cancel this Option.

PREMIUM ADJUSTMENT AT DEATH

NEV-12

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The pro rata portion of any premium paid for a period beyond the date of death will be added to the policy proceeds. This adjustment does not apply to Variable Paid-Up, Fixed Paid-Up or Fixed Extended Term Insurance.

If the Insured dies during the grace period of an unpaid premium, the policy proceeds will be reduced by a pro rata premium to the date of death.

NEV-12

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7. UNSCHEDULED PAYMENTS

UNSCHEDULED PAYMENTS

Unscheduled Payments can be made at any time subject to the following:

  . The Policy must be in force on a premium paying basis; and

  . The premiums for the Policy and any riders are not being waived under any Waiver of Premiums Rider attached to the Policy; and

  . No Unscheduled Payment can be less than $25 except with the consent of the Company; and

  . If an Unscheduled Payment would increase the Death Benefit by more than it would increase the Cash Value, proof that the Insured is insurable and the Company's consent will be required; and

  . If the Policy is in other than a Standard Policy Class, the Company's consent will be required.

Unscheduled Payments will not be waived by the Company under any Waiver of Premiums rider attached to the Policy.

Each net Unscheduled Payment (see Section 1) will be applied to the Policy as of the date it is received by the Company at its Home Office. There is no grace period for Unscheduled Payments.

If the Policy lapses and you made an Unscheduled Payment during the grace period of the premium in default, the amount of the Unscheduled Payment will be refunded to you.

8. THE VARIABLE ACCOUNT

THE VARIABLE ACCOUNT

The Variable Account (called "the Account") is a separate investment account established by the Company in accordance with Delaware law and is now operated in accordance with Massachusetts law. The assets of the Account are owned by the Company. The assets of the Account will be used to provide values and benefits under this Policy and similar policies. The portion of the Account assets equal to the reserves plus other policy liabilities of the Account is not chargeable with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer to its general account Variable Account assets which exceed the total of reserves and other liabilities of the Account. Income and realized and unrealized capital gains and losses of the Account are credited to the Account without regard to any of the Company's other income or capital gains and losses.

SUB-ACCOUNTS

The Account consists of sub-accounts, each of which is invested in shares of one portfolio of the New England Zenith fund or its successor or any other investment company in which the Account is invested. Shares of a portfolio are purchased for a sub-account at their net asset value.

The Policy's first investment is made in the Money Market sub-account as of the latest of:

  . The Policy Date;

  . The date of Part II of the Application, if any is required; and

  . The date the first premium is received by the Company.

The Policy's Cash Value will be transferred, based on your choice, to the sub-accounts and the Fixed Account 15 days after the




NEV-12

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Company mails the Confirmation for the first premium.. Before this transfer, the values and benefits of the Policy will depend on the net investment performance of the Money Market sub-account. After this transfer: each net premium allocated to the Account will be invested in the sub-accounts you chose as of its due date; and each net Unscheduled Payment allocated to the Account will be invested in the sub-accounts you chose as of the date it is received by the Company at its Home Office.

NEV-12

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Each distribution of income, dividends and capital gains from a portfolio to a sub-account will be reinvested for the benefit of the owners of the policies in that sub-account at net asset value in shares of the portfolio which made the distribution.

The Cash Value of the Policy at any time cannot be allocated among more than 10 sub-accounts, except with the consent of the Company; and the Fixed Account will be counted in the limit of 10.

The values and benefits of a policy depend on: the investment performance of the portfolios in which the sub-accounts are invested; and the interest credited to the Fixed Account. The Company does not guarantee the investment performance of the portfolios of the sub-accounts. You bear the investment risk for amounts invested in the sub-accounts for your Policy.

CHOICE OF SUB-ACCOUNTS

You choose the sub-accounts in which net premiums and net Unscheduled Payments are to be invested. See Section 4 or the current prospectus for a list of the portfolios of the Account. You can change the choice for future premiums and future Unscheduled Payments at any time by notice to the Company. The change will be effective as of the date the request is received by the Company at its Home Office. The portion of the net premium and the net Unscheduled Payment to be applied to each sub-account chosen must be a whole percent not less than 10.

CHANGE IN PORTFOLIOS

The Company can add or remove portfolios as sub-account investments as permitted by law. When a change is made, the Company will send you: a revised prospectus for the Account which will describe all of the portfolios then available in the New England Zenith Fund or its successor or any other investment company in which the Account is invested; and any notice required by law.

When a portfolio is removed, the Company has the right to substitute a different portfolio in which the sub-account will then invest:

  . The value of the removed portfolio; and

  . Future net premiums and future net Unscheduled Payments applied to that sub-account.

TRANSFER OPTION

After 15 days from the date the Company mails the Confirmation of the first premium, you can transfer all or a portion of the Policy's existing share of a sub-account to another sub-account or to the Fixed Account. (See Restriction of New Amounts Applied to the Fixed Account provision.) Requests for transfers can be made in writing or by telephone. The Company is not responsible for determining the authenticity of transfer instructions received by telephone. The Company will send you a confirmation of any transfers made. Transfers will be subject to a limit of 4 in each policy year, except with the consent of the Company.

NEV-12

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CHANGE OF INVESTMENT POLICY

The investment policy of the Account will not be changed unless: (a) the change has been approved by the Insurance Commissioner of the Commonwealth of Massachusetts; and (b) a statement of the approval process has been filed with the Insurance Department of the state in which this Policy is delivered, if required. If the investment policy of the Account is changed, the Company will give you written notice of the change. You can then choose to exchange this Policy for a new policy which has a fixed death benefit. The exchange will be on the same basis as that described in the Exchange of Policy section. (See Section 15.) If you choose to make the exchange, the request for the exchange must be made within 60 days of the later of: (a) the effective date of the investment policy change; or (b) the date you receive the notice of the change.

RIGHTS RESERVED BY THE COMPANY

The Company reserves the right to take certain actions subject to compliance with law including, if required, the approval of the owners of the policies. These actions are: (a) to create new investment accounts; (b) to combine any two or more separate investment accounts, including the Account; (c) to invest some or all of the assets of the Account other than in the New England Zenith Fund;
(d) to invest some or all of the assets of the Account in any other investment company chosen by New England Life Insurance Company; (e) to remove a portfolio in which the sub-account is invested or to substitute a different portfolio; (f) to operate the Account as a management investment company and to charge investment advisory fees under the Investment Company Act of 1940 or to operate the Account in any other form permitted by law; and (g) to deregister the Account under the Investment Company Act of 1940 if registration is no longer required.

NEV-12

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9. THE FIXED ACCOUNT

THE FIXED ACCOUNT

The Fixed Account is a segmented fund within the general account of the Company.

If you choose the Fixed Account, the first date on which money is applied to the Fixed Account for the Policy is the latest of:

  . 15 days after the Company mails the Confirmation of the first premium
    (Before this date, the value of the portion of the net premium and any net Unscheduled Payment allocated to the Fixed Account will depend on the net investment performance of the Money Market sub-account of the Variable Account.); and

  . The effective date of the choice of the Fixed Account.

After the first date on which money is applied to the Fixed Account for the
Policy: each net premium allocated to the Fixed Account will be applied as of its due date; and each net Unscheduled Payment allocated to the Fixed Account will be applied as of the date it is received by the Company at its Home Office. Each transfer to the Fixed Account will be applied as of the transfer date.

FIXED ACCOUNT INTEREST

The rate of interest for each amount applied to the Fixed Account: will be the rate set by the Company in advance for the date the amount is applied to the Fixed Account; and will not be less than a rate equivalent to an annual effective rate of 4.5%. The effective interest rate used on your Policy will be the weighted average of all such rates for your Policy.

Each year, on the policy anniversary, the Company will determine a portion, if any, of the Policy's share of the Fixed Account which will be reinvested at the rate effective on that date.

Interest will be credited to the Fixed Account on a daily basis.

RESTRICTION OF NEW AMOUNTS APPLIED TO THE FIXED ACCOUNT

The Company reserves the right to restrict new amounts applied to the Fixed Account if the rate of interest that would be used for the new amount is a rate equivalent to an annual effective rate of 4.5%.

NEV-12

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TRANSFERS OUT OF THE FIXED ACCOUNT

You can transfer a limited portion of the Policy's share of the Fixed Account to the sub-accounts once within 30 days after each policy anniversary. The transfer will be limited to the greater of: 25% of the Policy's share of the Fixed Account; and the amount of the Policy's share of the Fixed Account transferred to the sub-accounts the prior year. Requests for transfers can be made in writing or by telephone. The Company is not responsible for determining the authenticity of transfer instructions received by telephone.

CHOICE OF THE FIXED ACCOUNT

You can choose to have net premiums and net Unscheduled Payments applied to the Fixed Account. You can change the choice for future net premiums and future net Unscheduled Payments at any time by notice to the Company in writing. (See the Restriction of New Amounts Applied to the Fixed Account provision.) The portion of the net premium and net Unscheduled Payment to be applied to the Fixed Account must be a whole percent not less than 10.

NEV-12
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10. NONPAYMENT OF PREMIUMS

LAPSE OF POLICY

Any premium which is not paid by its due date is in default. If it remains unpaid at the end of its 31-day grace period and is not paid automatically under one of the options in Section 6, the Policy will lapse and Unscheduled Payments cannot be made. If the Policy lapses to Fixed Paid-Up Insurance or Fixed Extended Term Insurance, it will not be affected by: the investment performance of the Account; and the interest rates used for the Fixed Account.

LAPSE OPTIONS

If the Policy lapses because a premium is not paid, any Net Cash Value of the Policy less the amount of each partial surrender and partial withdrawal made during the grace period of the premium in default will be: transferred from the Fixed Account and the Account to the general account of the Company and used to continue the Policy in force either as Fixed Paid-Up Insurance or Fixed Extended Term Insurance as stated below; or left in the Fixed Account and the Account and used to continue the Policy in force as Variable Paid-Up Insurance as stated below. Any riders will lapse unless otherwise stated in the rider. Any Policy Loan Balance will be cancelled when the Net Cash Value is used for this purpose.

CHOICE OF LAPSE OPTION

If the Policy is in a Standard Policy Class (see Section 1) and is not issued in connection with a pension plan, the use of the Fixed Extended Term Insurance Option at lapse will be automatic unless you choose the Fixed Paid-Up Insurance Option or the Variable Paid-Up Insurance Option. You can make or change your choice at any time in writing, but not later than 60 days after the due date of the premium in default. Unless Variable Paid-Up Insurance applies:

  . If the Net Cash Value less the amount of each partial surrender and partial withdrawal made during the grace period of the premium in default will provide an amount of Fixed Paid-Up Insurance equal to or greater than the amount of Fixed Extended Term Insurance, the Fixed Paid-Up Insurance Option will be used; and

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

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  . If the Insured dies within 60 days after the due date of the premium in default, the Fixed Option which will provide the greater death benefit will be used.

If the Policy is in other than a Standard Policy Class or if the Policy is issued in connection with a pension plan, only the Fixed Paid-Up Insurance Option is available, unless the Company consents otherwise.

FIXED PAID-UP INSURANCE OPTION

Fixed Paid-Up Insurance is permanent life insurance for a level amount with no premiums due. It has increasing Cash Values and Loan Values. The amount of Fixed Paid-Up Insurance is payable at the death of the Insured.

Fixed Paid-Up Insurance will be provided by using the Net Cash Value of the Policy less the amount of each partial surrender and partial withdrawal made during the grace period of the premium in default as a net single premium at the age of the Insured on the due date of the premium in default.

FIXED EXTENDED TERM INSURANCE OPTION

(Available only if the Policy is in a Standard Policy Class and is not issued in connection with a pension plan.) Fixed Extended Term Insurance is life insurance for a level amount for a limited term with no premiums due. It has Cash Values, but no Loan Value. The amount of Fixed Extended Term Insurance is payable only if the Insured dies prior to the end of the term.

Fixed Extended Term Insurance will be provided by using the Net Cash Value of the Policy less the amount of each partial surrender and partial withdrawal made during the grace period of the premium in default as a net single premium at the age of the Insured on the due date of the premium in default. The amount of Fixed Extended Term Insurance will equal the Death Benefit of the Policy on the due date of the premium in default.

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VARIABLE PAID-UP INSURANCE OPTION

  . Unless Company consent is given, Variable Paid-Up Insurance is available only:

  . If the Policy is in a Standard Policy Class; and

  . If the Initial Amount of Variable Paid-Up Insurance is at least $5,000.

If the Initial Amount of Variable Paid-Up Insurance is less than $5,000, Fixed Paid-Up Insurance will be provided.

Variable Paid-Up Insurance is permanent life insurance with no premiums due. The Initial Amount of Variable Paid-Up Insurance will be determined by using the Net Cash Value less the amount of each partial surrender and partial withdrawal made during the grace period of the premium in default as a net single premium at the age of the Insured on the due date of the premium in default.

The Death Benefit will be equal to: the greater of the Variable Death Benefit and the Initial Amount of the Variable Paid-Up Insurance; less any Policy Loan Balance. The Variable Death Benefit for the first policy month after lapse is equal to the Initial Amount. The Variable Death Benefit for each later policy month is adjusted on the first day of that policy month. For each policy month after the first, the Variable Death Benefit:

  . Will increase if the Policy's Actual Investment Return for the Period plus any cost of insurance adjustment is greater than the Base Investment Return;

  . Will remain the same if the Policy's Actual Investment Return for the Period plus any cost of insurance adjustment is equal to the Base Investment Return; and

  . Will decrease if the Policy's Actual Investment Return for the Period plus any cost of insurance adjustment is less than the Base Investment Return. (See Actual Investment Return and Base Investment Return, Section 12.)

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

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The amount by which the Variable Death Benefit will change each policy month is equal to:

  . The dollar amount by which the Policy's Actual Investment Return for the Period plus any cost of insurance adjustment is greater or less than its Base Investment Return;

      DIVIDED BY

  . The Net Single Premium per $1.00 of Variable Death Benefit at the age of the
    Insured on the first day of the policy month.

The cost of insurance adjustment, if any, to be added to the Policy's Actual Investment Return for the Period to compute the Variable Death Benefit is equal to the difference between the maximum guaranteed cost of insurance and the actual cost of insurance for the Policy.

Variable Paid-Up Insurance has Cash Values and Loan Values. The Cash Value and Loan Value can increase or decrease on a daily basis, depending on: the investment performance of the chosen sub-accounts; and the interest credited to the Policy's share of the Fixed Account. (See Actual Investment Return,
Section 12.)

The Cash Value of the Variable Paid-Up Insurance is equal to: the Policy's share of the chosen sub-accounts; plus the Policy's share of the Fixed Account; plus the amount of any assets transferred to the general account of the Company because of Policy Loans. (See Section 14.) The amount of the Cash Value depends on: investment performance of the chosen sub-accounts; interest credited to the Policy's share of the Fixed Account; cost of insurance charges; transfers among sub-accounts and the Fixed Account; and Policy Loans.

The cost of insurance is deducted from the Cash Value:

  . On the last day of each policy month; and

  . On the date the Policy is surrendered if it is other than the last day of the policy month.

The cost of insurance will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account.

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

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The cost of insurance depends on the cost of insurance rate at the time of the deduction and on the difference between the Variable Death Benefit and the Cash Value on the last day of the month. The cost is pro rated in the event of surrender during a policy month. (See Cost of Insurance Rates, Section 12.)

If a Policy Loan Balance exists and the Net Cash Value is not enough to cover the cost of insurance, the difference will be treated in the same manner as an excess Policy Loan. (See Section 14.)

The Loan Value of the Variable Paid-Up Insurance is described in Section 14.

NEV-12

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11. REINSTATEMENT AFTER LAPSE

REINSTATEMENT

The Policy and riders can be reinstated at any time. (See Limitations on Reinstatement below.) Reinstatement will be subject to:

  . Application to reinstate; and

  . Proof that the Insured is then insurable if reinstatement is applied for more than 31 days after the end of the grace period of the premium in default; and

  . Payment, while the Insured is living, of the cost to reinstate; and

  . Payment or reinstatement of any Policy Loan Balance on the due date of the premium in default, plus interest that would have accrued if the Policy had not lapsed; and

  . Payment or reinstatement of each partial surrender and partial withdrawal made during the grace period of the premium in default.

The cost to reinstate is the greater of: (a) each unpaid premium plus interest at the rate of 5% per year compounded yearly; and (b) 110% of any increase in the Cash Value as the result of the reinstatement plus each unpaid rider premium with interest at the rate of 5% per year compounded yearly.

Upon reinstatement, the policy will be: charged monthly charges for the Monthly Deduction and the monthly cost of insurance for the period the policy was lapsed; and credited with interest at a rate equivalent to an annual effective rate of 4.5% per year for the period the policy was lapsed.

If Fixed Extended Term Insurance is in force under Section 10, and there are at least five years of the term left, proof that the Insured is insurable will not be required to reinstate the Policy; but it may be required to reinstate riders.

If Policy Loans were made while the Policy was in force as paid-up insurance and the Loans are not repaid, they will continue in force after the Policy is reinstated.

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

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EFFECTIVE DATE OF REINSTATEMENT

Reinstatements will take effect: only if the application for reinstatement is approved by the Company; and only when the premium for reinstatement has been paid, provided that at the time of payment there has been no change in insurability as represented in the application for reinstatement.

SURRENDER CHARGE AFTER REINSTATEMENT

Any Surrender Charge applied when the Policy lapsed will be credited to the Cash Value of the Policy at reinstatement. For the purpose of determining the Surrender Charge on any date after reinstatement, the period the Policy was lapsed will count.

LIMITATIONS ON REINSTATEMENT

The Policy and riders cannot be reinstated, except with the consent of the
Company:

  . If more than seven years have passed since the due date of the premium in default; or

  . If the Policy has been surrendered for its Net Cash Value. (See Section 12.)

Any rider which provides life or disability insurance on a person other than the Insured can be reinstated only as stated in the rider.

NEV-12

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12. CASH VALUE OF THE POLICY

SURRENDER OF THE POLICY

You can surrender the Policy for its Net Cash Value at any time by notice to the Company in writing. Upon surrender, the Policy will be cancelled. The Net Cash Value will be paid to you in one sum, unless you choose in writing to apply all or part of the Value to any Payment Option. (See Payment of Benefits, Section 18.)

NET CASH VALUE

The Net Cash Value of the Policy is equal to:

  . The Cash Value of the Policy;

      LESS

  . Any Policy Loan Balance;

      LESS

  . Any Surrender Charge. (See Section 3.)

CASH VALUE

The Cash Value of the Policy will depend on the net investment performance of the Money Market sub-account until 15 days after the Company mails the Confirmation of the first premium. Thereafter, the Cash Value of the Policy if all premiums due have been paid is equal to: the Policy's share of the chosen sub-accounts; plus the Policy's share of the Fixed Account; plus the amount of any assets transferred to the general account of the Company because of Policy Loans. (See Section 14.) The amount of the Cash Value depends on: the frequency and amount of net premiums; the frequency and amount of net Unscheduled Payments; investment performance of the chosen sub-accounts; interest credited to the Policy's share of the Fixed Account; Monthly Deductions; cost of insurance charges; decreases in Face Amount; partial surrenders; partial withdrawals; the use of the Special Premium Option; transfers among sub-accounts and the Fixed Account; and Policy Loans. The Cash Value can increase or decrease on a daily basis, depending on: the actual investment performance of the chosen sub-accounts; and the interest credited to the Policy's share of the Fixed Account. (See Actual Investment Return below.)

NEV-12

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For 60 days after the due date of a premium in default, the Cash Value will not be less than the Cash Value on the due date plus or less the Actual Investment Return from the due date to the date of the calculation. Monthly deductions continue during the grace period until the Policy lapses.

If the Policy is in force under the Fixed Paid-Up Insurance Option or the Fixed Extended Term Insurance Option: the Cash Value of the Policy on any date is equal to the net single premium which would be required to provide the insurance at the age of the Insured on that date; and for 31 days after each policy anniversary, the Cash Value will not be less than on the anniversary.

The Cash Value of the Policy is not increased by the Cash Value of any rider, unless stated in the rider.

MONTHLY CHARGES

If the Policy is not lapsed, monthly charges for the Monthly Deduction and the cost of insurance are deducted from the Cash Value of this Policy on the first day of each policy month for that policy month. The monthly charges will be made whether or not premiums are paid. As long as the Cash Value less the Policy Loan Balance is sufficient to pay the entire monthly charges, the monthly charges will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account.

If a Policy Loan Balance exists and the Cash Value less the Policy Loan Balance is not enough to cover the monthly charges, the difference will be treated in the same manner as an excess Policy Loan. (See Section 14.)

The Monthly Deduction consists of an administrative charge and a minimum death benefit guarantee charge. The maximum amount of the Monthly Deduction due for a policy month is equal to 0.00013 times the Face Amount.

NEV-12

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The monthly cost of insurance is equal to: the amount at risk; times the cost of insurance rate for that month. The amount at risk is equal to:

  . The Death Benefit on the first day of the policy month discounted at the monthly equivalent of 4.5% per year;

         LESS

  . The Cash Value on the first day of the policy month after the Monthly
    Deduction has been processed.

COST OF INSURANCE RATES

The cost of insurance rates will be based on the expectations of the Company as to future experience with regard to investment earnings, mortality, expenses and lapse (or other termination) rates.

The cost of insurance rates between anniversaries vary monthly based on the assumption of uniform distribution of deaths throughout the policy year. The maximum rates are based on: the sex of the Insured; the class of the Policy; and age of the Insured on the first day of the policy year. The rates are guaranteed not to be greater than those based on the mortality table for the Policy. (See Basis of Values.)

MONTHLY COST OF INSURANCE ADJUSTMENT AT SURRENDER

The pro rata portion of any monthly cost of insurance deduction made for a period beyond the date of surrender will be added to the surrender proceeds.

BASE INVESTMENT RETURN

The Policy has a Base Investment Return for each Valuation Period for its share of each chosen sub-account and of the Fixed Account. The Policy's Base Investment Return is the amount which would be earned by the Policy's share if each sub-account had investment performance and the Fixed Account had interest credited at a rate equivalent to an annual effective rate of 4.5% per year. The Base Investment Return is used in the determination of: the Tabular Value; and the Variable Death Benefit under the Variable Paid-Up Insurance Option.

NEV-12

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ACTUAL INVESTMENT RETURN

The Policy has an Actual Investment Return for each Valuation Period for its share of each chosen sub-account and of the Fixed Account. The Policy's Actual Investment Return for each sub-account for each Valuation Period is equal to (a) minus (b); where:

  . (a) is equal to the Policy's share of the sub-account as of the end of the Valuation Period;

      PLUS

    the monthly charges deducted in the Valuation Period;

      LESS

    any net premium and net Unscheduled Payment credited during the Valuation Period;

      PLUS

    the total dollar amount deducted as a result of partial surrenders and partial withdrawals made during the Valuation Period;

      LESS

    the amount of money transferred into the sub-account during the Valuation Period;

      PLUS

    the amount of money transferred out of the sub-account during the Valuation Period;

      LESS

    the portion of each loan repayment made during the Valuation Period allocated to the sub-account;

      PLUS

    the portion of each Policy Loan which was transferred from the sub-account to the general account during the Valuation Period;

      PLUS

    the interest credited during the Valuation Period to any borrowed portion of the Policy's Cash Value;

      PLUS or LESS

    a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account; and

NEV-12

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  . (b) is equal to the Policy's share of the sub-account as of the end of the most recent Valuation Period;

      PLUS or LESS

    a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account.

The Actual Investment Return for the Fixed Account for each Valuation Period is equal to (a) minus (b); where:

  . (a) is equal to the Policy's share of the Fixed Account as of the end of the Valuation Period;

      PLUS

    the monthly charges deducted in the Valuation Period;

      LESS

    any net premium and net Unscheduled Payment credited during the Valuation Period;

      PLUS

    the total dollar amount deducted as a result of partial surrenders and partial withdrawals made during the Valuation Period;

      LESS

    the amount of money transferred into the Fixed Account during the Valuation Period;

      PLUS

    the amount of money transferred out of the Fixed Account during the Valuation Period;

      LESS

    the portion of each loan repayment made during the Valuation Period allocated to the Fixed Account;

      PLUS

    the portion of each Policy Loan which was transferred from the Fixed Account to the general account during the Valuation Period;

      PLUS

    the interest credited during the Valuation Period to any borrowed portion of the Policy's Cash Value, (see Section 14); and

  . (b) is equal to the Policy's share of the Fixed Account as of the end of the most recent Valuation Period.

NEV-12

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There is a daily charge for mortality risk and expense risk against the Policy's share of the sub-accounts. This charge will not be greater than: a rate equivalent to .90% per year; or, if less, the rate allowed by federal securities law.

VALUATION PERIODS AND VALUATION DATES

A Valuation Period for each sub-account is a period:

  . Which starts on a Valuation Date; and

  . Which ends on the next succeeding Valuation Date.

Each day the New York Stock Exchange is open for trading is a Valuation Date.

NEV-12

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13. DEATH BENEFIT

DEATH BENEFIT

The amount of the Death Benefit will depend on the Death Benefit Option in effect on the date of death. The amount payable will be reduced by any Policy Loan Balance on the date of death.

DEATH BENEFIT OPTION

This Policy offers two Death Benefit Options. The Death Benefit Option will be as chosen in the Application. The Death Benefit Option is shown in the Policy Schedule.

OPTION 1

The Death Benefit on the date of death is equal to:

  . The Face Amount shown in Section 1; or, if greater,

  . The Cash Value divided by the net single premium at the attained age of the Insured.

OPTION 2

The Death Benefit on the date of death is equal to:

  . The Face Amount shown in Section 1 plus any excess of the Cash Value over the Tabular Value; or, if greater,

  . The Cash Value divided by the net single premium at the attained age of the Insured.

NEV-12

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14. POLICY LOANS

POLICY LOANS

You can borrow all or part of the Loan Value of the Policy by written request to the Company. No request can be made until 15 days after the date the Company mails the Confirmation for the first premium. Policy Loans are made on the sole security of the Policy. The amount you can borrow at any time is equal to the Loan Value less any Policy Loan Balance at that time. Policy Loans may be made automatically to pay premiums. (See Option for Automatic Premium Payment, Section 6.) Unless you request otherwise, Policy Loans will reduce first, the Policy's share of the sub-accounts proportionately and second, the Policy's share of the Fixed Account, except as noted below in the Interest on Loans; Policy Loan Balance provision. Assets equal to the amount of the Loan:

  . Will be transferred to the general account of the Company; and

  . Will earn interest at the effective rate per year of not less than: the Policy Loan interest rate; less 1.5%.

Interest earned on the assets will stay in the general account until the policy anniversary. On the policy anniversary, the interest earned during the prior year will be transferred to the Policy's share of the chosen sub-accounts and to the Fixed Account proportionately.

Policy Loans, whether or not repaid, can have a permanent effect on Cash Values and Death Benefits.

LOAN VALUE

Unless the Policy is lapsed for Fixed Paid-Up Insurance or Fixed Extended Term Insurance, the Loan Value of the Policy is the amount which with loan interest will equal: 90% of the Cash Value of the Policy projected to the next policy anniversary or, if earlier, to the next premium due date; less the Surrender Charge on the next loan interest due date or, if greater, on the date the loan is made. The Cash Value will be projected with interest at the effective rate per year of 1.5% less than the Policy Loan interest rate.

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

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If the Policy is in force under the Fixed Paid-Up Insurance Option, the Loan
Value is the amount which with loan interest will equal the Cash Value of the Policy on the next loan interest due date. The Policy has no Loan Value while it is in force as Fixed Extended Term Insurance. (See Section 10.)

INTEREST ON LOANS; POLICY LOAN BALANCE

Policy Loans bear interest as shown in Section 1. Interest accrues daily. The Policy Loan Balance at any time means Policy Loans outstanding plus interest accrued to date. Loan interest is due on the annual premium anniversary date each year. Loan interest not paid when due will be added to the Loan and will bear interest; when loan interest is added to the Loan, the Policy's share of the sub-accounts and of the Fixed Account will be reduced proportionately.

REPAYMENT OF LOANS

Policy Loans may be repaid to the Company at any time in whole or in part. Loan repayments will be allocated: first, to repay the Loans made against the Fixed Account; and second, unless you request otherwise, to repay the Loans made against the sub-accounts in the same proportion as the Policy is invested in the sub-accounts.

A Policy Loan is a charge against the Policy. The proceeds of the Policy will be reduced by any Policy Loan Balance on the date of death of the Insured. If the Policy Loan Balance at any time exceeds the Cash Value of the Policy less the Surrender Charge on the next loan interest due date or, if greater, on the current Valuation Date (called "excess Policy loan"), the Company will mail a notice to you and to any assignee. The notice will be mailed to the addresses on record with the Company. If the excess amount is not paid to the Company within 31 days after mailing of the notice, the Policy will lapse without value.

NEV-12

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15. EXCHANGE OF POLICY

EXCHANGE OF POLICY

Within 24 months after its Date of Issue, you can exchange this Policy, if all premiums due have been paid, for a policy which provides fixed benefit insurance. The new policy will be issued:

  . On any plan of Whole Life or Endowment insurance with a level face amount issued by the Company on the Policy Date;

  . With the same Insured, Age, Policy Date, Face Amount and underwriting class as this Policy;

  . Subject to any cost or credit and the repayment of any Policy Loan Balance;
    and

  . Subject to any assignments of this Policy, and limitations on this Policy stated in riders.

Riders which provide benefits that are the same as those provided by riders on this Policy will be attached to the new policy, if they are available.

If the Company does not have a plan of Whole Life or Endowment insurance with a level face amount available for an exchange, the new policy will be issued by Metropolitan Life Insurance Company.

CHANGE COST OR CREDIT

Any change cost or credit will be quoted by the Company on request.

A detailed statement of the method of computing the change cost or credit has been filed, where required, with the Insurance Department of the state in which the Policy is delivered.

16. POLICY CHANGES

DECREASE IN FACE AMOUNT

The Face Amount may be decreased by written request to the Company, if the Company consents. No portion of the Cash Value will be paid to you. A Surrender Charge will apply to a decrease in Face Amount. A decrease in Face Amount will result in a decrease in premiums and Tabular Values. The Cash Value after the decrease in Face Amount will be equal to: the Cash Value just prior to the decrease; less any Surrender Charge for the decrease. The Death Benefit will be recalculated based on the new Face Amount and the Cash Value after the decrease. A decrease in Face Amount may require a decrease in the amounts provided by riders attached to this Policy.

PARTIAL WITHDRAWAL AND PARTIAL SURRENDER

The total number of partial surrenders and partial withdrawals will be limited to 4 in each policy year, except with the consent of the Company.

If Death Benefit Option 1 is in effect, you can make a partial withdrawal if the Death Benefit is greater than the Face Amount of the Policy. If there is no Policy Loan Balance, the partial withdrawal is limited to: the Cash Value; less the Face Amount times the net single premium at the Insured's attained age. If there is a Policy Loan Balance, the amount of the partial withdrawal will be further limited to prevent the Policy Loan Balance from exceeding the Loan Value of the Policy.

If Death Benefit Option 2 is in effect, you can make a partial withdrawal. If there is no Policy Loan Balance, the partial withdrawal is limited to the Cash Value less the Tabular Value. (See Section 2.) If there is a Policy Loan Balance, the amount of the partial withdrawal will be further limited to prevent the Policy

NEV-12

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Loan Balance from exceeding the Loan Value of the Policy.

A partial withdrawal will result in a decrease in Death Benefit and Cash Value. The Face Amount and Surrender Charge will not change. The premium will not change as a result of the partial withdrawal.

NEV-12

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Unless you request otherwise, a partial withdrawal will reduce: first, the
Policy's share of the sub-accounts proportionately; and second, the Policy's share of the Fixed Account.

You also can make a partial surrender. A portion of the Cash Value will be paid to you. A Surrender Charge will be applied if you make a partial surrender. (See
Section 3.) A partial surrender will result in a decrease in Cash Value, premiums, Face Amount, Death Benefit and Tabular Value. The Face Amount which will remain after the partial surrender must not be less than the Company's published minimum, except with the consent of the Company.

Unless you request otherwise, a partial surrender will reduce: first, the Policy's share of the sub-accounts proportionately; and second, the Policy's share of the Fixed Account.

The Company will subtract the amount of each partial withdrawal and partial surrender taken during the grace period of a premium in default from the Net Cash Value used to determine the value of the Policy at lapse.

17. OWNER AND BENEFICIARY

OWNER

The Owner of the Policy is named in the Application (see copy attached); but the Owner can be changed. The new Owner will succeed to all rights of the Owner, including the right to make a further change of Owner. At the death of the Owner, his or her estate will be the Owner, unless a successor Owner has been named. In this Policy "you" means the Owner, whether the Owner is a person, a partnership, a corporation, a fiduciary or any other legal entity. The rights of the Owner will terminate at the death of the Insured, except for Payment of Benefits. (See Section 18.)

BENEFICIARY

The Beneficiary is named in the Application (see copy attached); but the Beneficiary can be changed before the death of the Insured. The Beneficiary has no rights in the Policy until the death of the Insured. A person must survive the Insured to qualify as Beneficiary. If none survives, the proceeds will be paid to the Owner. The Beneficiary can also be a corporation, a partnership, a fiduciary or any other legal entity.

CHANGE OF OWNER OR BENEFICIARY

A change of Owner or Beneficiary must be in written form satisfactory to the Company, and must be dated and signed by the Owner who is making the change. The change will be subject to all payments made and actions taken by the Company under the Policy before the signed change form is received by the Company at its Home Office.

ASSIGNMENTS

An absolute assignment of the Policy by the Owner is a change of Owner and Beneficiary to the assignee. A collateral assignment of the Policy by the Owner is not a change of Owner or Beneficiary; but their rights will be subject

NEV-12

--------------------------------------------------------------------------------
to the terms of the assignment. Assignments will be subject to all payments made and actions taken by the Company before a signed copy of the assignment form is received by the Company at its Home Office. The Company will not be responsible for determining whether or not an assignment is valid.

NEV-12

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DESIGNATION OF OWNER AND BENEFICIARY

A numbered sequence can be used to name successive Owners or Beneficiaries. Co-Beneficiaries will receive equal shares unless otherwise stated.

In naming Owners or Beneficiaries, unless otherwise stated:

  . "Child" includes an adopted or posthumous child;

  . "Provision for issue" means that if a Beneficiary does not survive the Insured, the share of that Beneficiary will be taken by his or her living issue by right of representation; and

  . A family relation such as "wife", "husband" or "child" means the relation to the Insured.

At the time for payment of benefits the Company can rely on an affidavit of any Owner or other responsible person to determine family relations or members of a class.

18. PAYMENT OF BENEFITS

PAYMENT

The policy proceeds will be paid in one sum, unless all or part of the proceeds are applied to a Payment Option. (See Section 19.) The Company will pay interest on the proceeds from the date they become payable to the date of payment in one sum, or to the Option Date. The death proceeds become payable on the date of death. The rate of interest will be set each year by the Company; but the rate on death and maturity proceeds will not be less than that required by law and the rate on other proceeds will not be less than 3 1/2% per year. The interest payable on surrender proceeds is described in Section 5.

CHOICE OF PAYMENT OPTIONS; OPTION DATE

The choice of a Payment Option and the naming of the Payee must be in written form satisfactory to the Company. You can make or change or revoke the choice before the death of the Insured. The Option Date is the effective date of the Payment Option, as stated in the form on which you made your choice.

PAYEE

A Payee is a person, a corporation, a partnership, a fiduciary or any other legal entity entitled to receive payment in one sum or under a Payment Option.

CHOICES BY PAYEES

Any proceeds payable in one sum at the death of the Insured, or upon surrender of the Policy, can be applied to any Payment Option chosen by the Payee. Further, subject to the consent of the Company, any Payee who is entitled to receive proceeds in one sum when a Payment Option ends, or at the death of a prior Payee, or when proceeds are withdrawn can choose to apply the proceeds to a Payment Option.

NEV-12

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RIGHTS OF PAYEES

The Payee under a Payment Option can be given the right:

  . To withdraw principal and interest under the Fourth or Fifth Option; or

  . To withdraw the commuted value of payments certain under the First, Second or Sixth Option.

Under the Life Income Options only payments certain can be commuted. No Payee has the right to assign, commute or withdraw the payments under any Payment Option, unless the right is reserved to the Payee.

NEV-12

--------------------------------------------------------------------------------


LIMITATIONS

If instalments under an Option would be less than $20, proceeds can be applied to a Payment Option only with the consent of the Company.

LIFE INCOME OPTIONS

Life Income Options are based on the age of the Payee on the Payee's birthday nearest the Option Date. The Company will require proof of age. The Life Income payments will be based: on the rates shown in the Life Income Tables (Section
20); or, if they are greater, on the Payment Option rates of the Company on the Option Date. If the rates at a given age are the same for different periods certain, the longest period certain will be used.

PURCHASE OF INCREASED LIFE INCOME BENEFITS

On the Option Date, a one sum purchase payment can be made to the Company to be added to the proceeds being applied to any Payment Option. The portion of Life Income payments purchased in this way will be based on the Payment Option rates of the Company on the Option Date, which may not be the rates shown in the Life Income Tables (Section 20). The purchase payment will be limited to the Company's published maximum for single premium immediate annuities on the Option Date. A portion of the purchase payment may be used by the Company to pay premium taxes on the purchase payment.

DEATH OF PAYEE

If a Payee under a Life Income Option dies within 30 days after the Option Date, the amount applied to the Option, less any payments made, will be paid in one sum, unless a Payment Option is chosen by the successor payee. Otherwise, amounts to be paid after the death of a Payee under a Payment Option will be paid as due to the successor Payee. If there is no successor Payee, amounts to be paid in one sum, or the commuted value of any unpaid payments certain, will be paid in one sum to the estate of the last Payee to die.

NEV-12

--------------------------------------------------------------------------------


COMMUTATION RATE

The interest rate used to compute the commuted value of any unpaid payments certain:

  . Under the First Option will be 3 1/2% per year; and

  . Under the Life Income Options will be the rate used by the Company in computing the amount of the monthly payments.

NEV-12

--------------------------------------------------------------------------------


19. PAYMENT OPTIONS

PAYMENT OPTIONS

All or any part of the policy proceeds can be applied to any one of the following Options, subject to Section 18, Payment of Benefits:

FIRST OPTION: INCOME FOR A SPECIFIED NUMBER OF YEARS

The Company will make equal monthly payments which will include both principal and interest. Payments will start on the Option Date and will continue for the number of years chosen. The number of years chosen cannot be more than 30. Interest is at the rate of 3 1/2% per year compounded yearly. Additional interest paid by the Company for any year will be added to the monthly payments for that year.

Guaranteed monthly payments per $1,000 of proceeds applied to the First Option are shown below.

   Number                 Number                  Number
    of                     of                      of
   Years                  Years                   Years
-------------------------------------------------------------------------

     1        $84.65       11         $9.09         21          $5.56
     2         43.05       12          8.46         22           5.39
     3         29.19       13          7.94         23           5.24
     4         22.27       14          7.49         24           5.09
     5         18.12       15          7.10         25           4.96
     6         15.35       16          6.76         26           4.84
     7         13.38       17          6.47         27           4.73
     8         11.90       18          6.20         28           4.63
     9         10.75       19          5.97         29           4.53
     10         9.83       20          5.75         30           4.45
-------------------------------------------------------------------------


SECOND OPTION: LIFE INCOME

The Company will make equal monthly payments. Payments will start on the Option Date and will continue:

  . During the life of the Payee, with no further payment after the death of the Payee, called "Life Income, No Refund"; or

  . During the life of the Payee, but for at least 10 years, called "Life
    Income, 10 Years Certain"; or

  . During the life of the Payee, but for at least 20 years, called "Life
    Income, 20 Years Certain".

NEV-12

--------------------------------------------------------------------------------


THIRD OPTION: LIFE INCOME WITH REFUND

The Company will make equal monthly payments. Payments will start on the Option Date and will continue during the life of the Payee. At the death of the Payee, if the total payments made are less than the total proceeds applied to the Option, then:

  . The difference will be paid in one sum, called "Life Income, Cash Refund";
    or

  . The equal monthly payments will continue until the total payments are equal to the total proceeds applied to the Option, called "Life Income, Instalment Refund".

FOURTH OPTION: INTEREST

The Company will hold the proceeds at interest during the life of the Payee or for any other period agreed to by the Company. Interest on proceeds:

  . Will be paid each month to the Payee starting one month after the Option
    Date; or

  . Will be added to the principal amount each year and will earn interest.

At the death of the Payee, or at the end of the period agreed to, the balance of principal and any accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year.

FIFTH OPTION: SPECIFIED AMOUNT OF INCOME

The Company will make equal monthly payments which will include both principal and interest. Payments will be in the amount chosen. Payments may be quarterly or at any other frequency chosen, and payments may be for different amounts, all subject to the consent of the Company. Payments will start on the Option Date and will continue until the balance is fully paid out. At the death of the Payee any unpaid balance and accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year. Interest will be added each year to the principal and will earn interest.

NEV-12

--------------------------------------------------------------------------------


SIXTH OPTION: LIFE INCOME FOR TWO LIVES

The Company will make equal monthly payments. Payments will start on the Option Date and will continue:

  . While either of two Payees is living, called "Joint and Survivor Life
    Income"; or

  . While either of two Payees is living, but for at least 10 years, called
    "Joint and Survivor Life Income, 10 Years Certain"; or

  . While two Payees are living; and after the death of one Payee, two-thirds of the monthly amount while the other Payee is living, called "Joint and 2/3 to Survivor Life Income".

NEV-12

20. LIFE INCOME TABLES

LIFE INCOME TABLES

Guaranteed monthly payments per $1,000 of proceeds applied to the Life Income Options are shown below:

------------------------------------------------------------------------------
 SECOND AND THIRD OPTIONS: LIFE INCOME
------------------------------------------------------------------------------
 Age                          10           20
 of              No          Years        Years        Cash       Instalment
 Payee         Refund       Certain      Certain      Refund        Refund
------------------------------------------------------------------------------
 *15           $ 3.19        $3.19        $3.19        $3.18         $3.19
 16              3.21         3.20         3.20         3.19          3.20
 17              3.22         3.22         3.21         3.21          3.21
 18              3.23         3.23         3.23         3.22          3.22
 19              3.25         3.24         3.24         3.23          3.24

 20              3.26         3.26         3.25         3.25          3.25
 21              3.27         3.27         3.27         3.26          3.26
 22              3.29         3.29         3.28         3.28          3.28
 23              3.31         3.30         3.30         3.29          3.29
 24              3.32         3.32         3.31         3.31          3.31

 25              3.34         3.34         3.33         3.32          3.33
 26              3.36         3.36         3.35         3.34          3.35
 27              3.38         3.37         3.37         3.36          3.36
 28              3.40         3.39         3.39         3.38          3.38
 29              3.42         3.41         3.41         3.40          3.40

 30              3.44         3.44         3.43         3.42          3.42
 31              3.46         3.46         3.45         3.44          3.44
 32              3.49         3.48         3.47         3.46          3.47
 33              3.51         3.51         3.50         3.49          3.49
 34              3.54         3.53         3.52         3.51          3.52

 35              3.56         3.56         3.55         3.54          3.54
 36              3.59         3.59         3.58         3.56          3.57
 37              3.62         3.62         3.60         3.59          3.60
 38              3.66         3.65         3.63         3.62          3.63
 39              3.69         3.69         3.67         3.65          3.66

 40              3.73         3.72         3.70         3.68          3.69
 41              3.76         3.76         3.73         3.71          3.72
 42              3.80         3.79         3.77         3.75          3.76
 43              3.84         3.84         3.80         3.78          3.79
 44              3.89         3.88         3.84         3.82          3.83

 45              3.93         3.92         3.88         3.86          3.87
 46              3.98         3.97         3.92         3.90          3.91
 47              4.03         4.02         3.97         3.94          3.96
 48              4.08         4.07         4.01         3.99          4.00
 49              4.14         4.12         4.06         4.03          4.05

 50              4.20         4.18         4.11         4.08          4.10
 51              4.26         4.23         4.16         4.13          4.15
 52              4.32         4.30         4.21         4.19          4.21
 53              4.39         4.36         4.26         4.24          4.27
 54              4.46         4.43         4.32         4.30          4.33

 55              4.54         4.50         4.37         4.36          4.39
 56              4.62         4.58         4.43         4.43          4.46
 57              4.70         4.65         4.49         4.49          4.53
 58              4.79         4.74         4.56         4.57          4.60
 59              4.89         4.83         4.62         4.64          4.68

 60              4.99         4.92         4.68         4.72          4.76
 61              5.10         5.02         4.75         4.80          4.85
 62              5.22         5.12         4.82         4.89          4.94
 63              5.34         5.23         4.88         4.98          5.03
 64              5.47         5.35         4.95         5.07          5.13

 65            $ 5.61        $5.47        $5.02        $5.17         $5.24
 66              5.76         5.60         5.08         5.28          5.35
 67              5.92         5.73         5.15         5.39          5.47
 68              6.10         5.87         5.21         5.51          5.59
 69              6.28         6.02         5.27         5.63          5.72

 70              6.48         6.17         5.33         5.76          5.86
 71              6.70         6.33         5.38         5.89          6.00
 72              6.92         6.49         5.43         6.04          6.16
 73              7.17         6.66         5.48         6.19          6.32
 74              7.43         6.84         5.52         6.34          6.49

 75              7.71         7.02         5.56         6.52          6.67
 76              8.02         7.20         5.60         6.69          6.86
 77              8.34         7.38         5.63         6.87          7.06
 78              8.69         7.56         5.66         7.07          7.27
 79              9.07         7.75         5.68         7.27          7.50

 80              9.47         7.93         5.70         7.49          7.74
 81              9.90         8.11         5.71         7.73          7.99
 82             10.36         8.28         5.73         7.96          8.25
 83             10.86         8.45         5.73         8.21          8.53
 84             11.39         8.62         5.74         8.50          8.83

 **85           11.96         8.77         5.75         8.78          9.14
------------------------------------------------------------------------------


* and under **and over


----------------------------------------------------------------------------
 SIXTH OPTION: LIFE INCOME FOR TWO LIVES
----------------------------------------------------------------------------
 Age Of One     Age of Other Payee
 Payee            55            60          65          70           75
----------------------------------------------------------------------------
                            Joint and Survivor
 55              $4.04        $4.17       $4.28       $4.37        $4.43
 60               4.17         4.36        4.53        4.68         4.79
 65               4.28         4.53        4.79        5.02         5.22
 70               4.37         4.68        5.02        5.38         5.71
 75               4.43         4.79        5.22        5.71         6.22
 80               4.47         4.87        5.37        5.98         6.68
----------------------------------------------------------------------------
                   Joint and Survivor, 10 Years Certain
 55              $3.96        $4.09       $4.20       $4.36        $4.42
 60               4.09         4.27        4.44        4.59         4.77
 65               4.20         4.44        4.69        4.91         5.09
 70               4.36         4.59        4.91        5.22         5.50
 75               4.42         4.77        5.09        5.50         5.88
 80               4.46         4.85        5.33        5.72         6.21
----------------------------------------------------------------------------
                        Joint and 2/3 to Survivor
 55              $4.37        $4.56       $4.76       $4.99        $5.23
 60               4.56         4.78        5.02        5.30         5.59
 65               4.76         5.02        5.33        5.67         6.03
 70               4.99         5.30        5.67        6.10         6.57
 75               5.23         5.59        6.03        6.57         7.18
 80               5.48         5.89        6.41        7.06         7.84
----------------------------------------------------------------------------


Payments for other ages will be quoted by the Company on request.

The rates shown above are based on an interest rate of 3 1/2% per year; and on mortality: using a 60/40 male/female weighting; based on the Individual Annuitant Mortality Table for 1983; and with projection

NEV-12

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on Scale G to the year 2000 and then on Scale B Modified to year 2010.

NEV-12

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AMENDMENTS AND ENDORSEMENTS (TO BE MADE ONLY BY THE COMPANY)










































--------------------------------------------------------------------------------
NEV-12

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Please notify the Company of any change in your name or address. The Company will communicate with you at your address on record with the Company.

NEW ENGLAND LIFE INSURANCE COMPANY

Home Office:
501 Boylston Street
Boston, Massachusetts 02117

VARIABLE LIFE POLICY

  . The Death Benefit is payable at the death of the Insured.

  . Premiums are payable to the Company for a specified period.

  . Unscheduled Payments can be made.

  . The Policy does not participate in Dividends.


--------------------------------------------------------------------------------
NEV-12